Exhibit 99.1

Xponential Fitness, Inc. Announces Third Quarter 2025 Financial Results

•	System-wide sales[1] of $432.2 million in Q3 2025 increased 10% year-over-year

•	Quarterly AUV (run rate)[2] of $668,000 in Q3 2025 grew 2% year-over-year, while total members of 796,000 were up 7%

•	Opened 78 gross new studios in Q3 2025

IRVINE, Calif., November 6, 2025 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today reported financial results for the third quarter ended September 30, 2025.

All financial data included in this release refer to global numbers, unless otherwise noted. All KPI information is presented on an adjusted basis to include full historical data for all brands in the brand portfolio as of September 30, 2025, and to exclude all information for all brands not owned as of September 30, 2025. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

Financial Highlights: Q3 2025 Compared to Q3 20243

•	Reported revenue of $78.8 million, a decrease of 2% from the prior year period.

•	Increased North America system-wide sales[1] by 10% to $432.2 million.

•	Reported North America same store sales[4] decrease of 1%, compared to growth of 6%.

•	Reported North America quarterly run-rate average unit volume (AUV)[2] of $668,000, compared to $654,000.

•

Posted net loss of $6.7 million, or a loss of $0.18 per basic share, on a share count of 35.1 million shares of Class A Common Stock, compared to a net loss of $18.1 million, or a loss of $0.29 per basic share, on a share count of 32.2 million shares of Class A Common Stock.

•	Posted adjusted net income[5] of $19.3 million, or adjusted net earnings of $0.36 per basic share, compared to adjusted net loss of $0.3 million, or adjusted net loss of $0.05 per basic share.

•	Reported Adjusted EBITDA[6] of $33.5 million, compared to $30.8 million.

“Over my first 90 days, I’ve gained a much clearer picture of our strengths and opportunities ahead. This time has only reinforced my confidence in both the power of our brands and the commitment of our franchisees,” said Mike Nuzzo, CEO of Xponential Fitness, Inc. “That said, it is clear that there is significant potential for improvement across our operations, and I’m excited to work with the team to unlock and realize that value for all stakeholders.”

Results for the Third Quarter Ended September 30, 2025

Total revenue decreased $1.7 million, or 2%, to $78.8 million, down from $80.5 million in the prior year period, driven by lower equipment revenue resulting from a decline in installations, as well as a decrease in merchandise revenue, partially offset by higher franchise revenue and franchise marketing fund revenue.

Net loss totaled $6.7 million, or a loss of $0.18 per basic share, compared to a net loss of $18.1 million, or a loss of $0.29 per basic share, in the prior year period.

Adjusted net income5 was $19.3 million, or adjusted net earnings of $0.36 per basic share, on a share count of 35.1 million shares of Class A Common Stock.

Adjusted EBITDA, which is defined as net income (loss) before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that are not considered in the evaluation of ongoing operating performance, was $33.5 million, up 9% from $30.8 million in the prior year period.

Liquidity and Capital Resources

As of September 30, 2025, the Company had approximately $41.5 million of cash, cash equivalents and restricted cash and $376.4 million in total long-term debt. Net cash provided by operating activities was $17.6 million for the nine months ended September 30, 2025.

2025 Outlook

The Company is reiterating its guidance for net new studio openings, revenue, and adjusted EBITDA, and updating guidance for system-wide sales for full year 2025. Guidance and year-over-year comparisons for net new studio openings and system-wide sales exclude CycleBar, Rumble, and Lindora results in both periods. Guidance compares to 2024 results as follows:

•	Net new studio openings in the range of 170 to 190, or a decrease of 37% at the midpoint;

•	North America system-wide sales[1] in the range of $1.730 billion to $1.750 billion, or an increase of 12% at the midpoint;

•	Revenue in the range of $300.0 million to $310.0 million, or a decrease of 5% at the midpoint; and

•	Adjusted EBITDA[6] in the range of $106.0 million to $111.0 million, or a decrease of 7% at the midpoint.

Additional key assumptions for full year 2025 include:

•	Tax rate in the mid-to-high-single digits;

•

Share count of 34.8 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the end of this press release; and

•	$1.9 million in quarterly dividends paid related to the Company’s Convertible Preferred Stock, or $2.2 million if paid-in-kind.

The Company is not able to provide a quantitative reconciliation of the estimated full year Adjusted EBITDA for fiscal year ending December 31, 2025, without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, TRA remeasurements, and income and expense from changes in fair value of contingent consideration from acquisitions. The Company expects the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, it also believes that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Third Quarter 2025 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its third quarter 2025 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, November 20, 2025, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13755548.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training and yoga. In partnership with its franchisees and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 30 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP financial measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses and related employer payroll taxes, acquisition and transaction expenses (income), litigation expenses, financial transaction fees and related expenses, tax receivable agreement remeasurement, impairment of goodwill and other noncurrent assets, loss (gain) and expenses related to brand divestitures and wind down, transformation initiative costs, other income from royalties related to divested brands and charges incurred in connection with our restructuring plan that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; profitability; anticipated industry trends; projected financial and performance information such as system-wide sales; and other statements under the section “2025 Outlook”; our competitive position in the boutique fitness and broader health and wellness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: the outcome of ongoing and any future government investigations and litigation to which we are subject; our ability to retain key senior management and key employees; our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; geopolitical uncertainty, including the impact of the presidential administration in the U.S.; trade policies and tariffs; the ongoing U.S. federal government shutdown; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2024, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contacts:

Addo Investor Relations

investor@xponential.com

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$41,463	$32,739
Accounts receivable, net	18,638	25,884
Inventories	5,661	10,016
Prepaid expenses and other current assets	23,471	10,678
Deferred costs, current portion	4,574	4,598
Notes receivable, net	5,410	232

Total current assets	99,217	84,147
Property and equipment, net	12,134	14,651
Right-of-use assets	13,646	24,036
Goodwill	127,789	135,240
Intangible assets, net	67,290	100,944
Deferred costs, net of current portion	29,088	39,923
Notes receivable from franchisees, net of current portion	22	100
Other assets	6,118	4,356

Total assets	$355,304	$403,397

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$15,588	$27,011
Accrued expenses	33,326	31,323
Deferred revenue, current portion	23,786	25,912
Current portion of long-term debt	10,097	5,397
Other current liabilities	10,432	18,244

Total current liabilities	93,229	107,887
Deferred revenue, net of current portion	79,263	105,935
Contingent consideration from acquisitions	9,802	17,729
Long-term debt, net of current portion, discount and issuance costs	348,947	341,742
Lease liabilities, net of current portion	16,018	23,858
Other liabilities	11,741	251

Total liabilities	559,000	597,402
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400 shares authorized, 115 shares issued and outstanding as of September 30, 2025 and December 31, 2024	116,810	116,810
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600 shares authorized, none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized, 35,126 and 33,660 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value, 500,000 shares authorized, 13,738 and 14,739 shares issued, and 13,663 and 14,664 shares outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	497,483	503,850
Receivable from shareholder	(18,513)	(16,891)
Accumulated deficit	(707,650)	(701,837)
Treasury stock, at cost, 75 shares outstanding as of September 30, 2025 and December 31, 2024	(1,697)	(1,697)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(230,373)	(216,571)
Noncontrolling interests	(90,133)	(94,244)

Total stockholders’ deficit	(320,506)	(310,815)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$355,304	$403,397

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net:
Franchise revenue	$51,882	$44,458	$141,129	$129,232
Equipment revenue	7,459	14,681	28,072	41,506
Merchandise revenue	4,802	6,577	16,670	21,056
Franchise marketing fund revenue	8,827	8,565	27,557	24,777
Other service revenue	5,854	6,249	18,487	20,555

Total revenue, net	78,824	80,530	231,915	237,126
Operating costs and expenses:
Costs of product revenue	10,246	17,287	32,723	45,786
Costs of franchise and service revenue	7,047	4,867	15,099	15,748
Selling, general and administrative expenses	24,664	46,163	94,293	119,772
Impairment of goodwill and other noncurrent assets	17,568	4,505	32,411	16,594
Depreciation and amortization	3,679	4,226	9,608	13,179
Marketing fund expense	8,983	6,423	27,195	20,785
Acquisition and transaction expenses (income)	3,071	3,664	(7,482)	6,962

Total operating costs and expenses	75,258	87,135	203,847	238,826

Operating income (loss)	3,566	(6,605)	28,068	(1,700)
Other expense (income):
Interest income	(1,094)	(481)	(2,414)	(1,231)
Other income	(1,133)	—	(1,133)	—
Interest expense	12,917	11,843	37,280	34,644
Other expense	(644)	51	1,331	913

Total other expense	10,046	11,413	35,064	34,326

Loss before income taxes	(6,480)	(18,018)	(6,996)	(36,026)
Income taxes	266	131	1,063	216

Net loss	(6,746)	(18,149)	(8,059)	(36,242)
Less: net loss attributable to noncontrolling interests	(1,887)	(6,029)	(2,246)	(12,079)

Net loss attributable to Xponential Fitness, Inc.	$(4,859)	$(12,120)	$(5,813)	$(24,163)

Net loss per share of Class A common stock:
Basic	$(0.18)	$(0.29)	$(0.28)	$(0.88)
Diluted	$(0.18)	$(0.29)	$(0.28)	$(0.88)
Weighted average shares of Class A common stock outstanding:
Basic	35,110	32,177	34,669	31,704
Diluted	35,110	32,177	34,669	31,704

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(8,059)	$(36,242)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,608	13,179
Amortization and write off of debt issuance costs	123	179
Amortization and write off of discount on long-term debt	5,995	3,129
Change in contingent consideration from acquisitions	(7,482)	6,435
Non-cash lease expense	3,173	5,690
Change in tax receivable agreement liability	1,331	913
Bad debt expense	2,786	2,270
Equity-based compensation	8,341	13,121
Non-cash interest	(1,552)	(986)
Gain on disposal of assets and lease terminations	(5,021)	(8,393)
Gain on divestitures	(4,866)	—
Impairment of goodwill and other noncurrent assets	32,411	16,594
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	4,517	594
Inventories	4,355	7,192
Prepaid expenses and other current assets	(12,344)	(3,013)
Operating lease liabilities	(2,772)	(2,317)
Deferred costs	6,146	2,795
Notes receivable, net	3	3
Accounts payable	(11,390)	2,452
Accrued expenses	1,994	3,990
Other current liabilities	(3,837)	1,631
Deferred revenue	(17,537)	(14,322)
Other assets	1,547	348
Other liabilities	10,170	(4,341)

Net cash provided by operating activities	17,640	10,901
Cash flows from investing activities:
Purchases of property and equipment	(3,070)	(4,815)
Proceeds from sale of assets	—	346
Purchase of intangible assets	(1,224)	(1,435)
Notes receivable issued	(173)	—
Notes receivable payments received	169	470
Proceeds from disposition of brands	2,000	—
Acquisition of business	—	(8,500)

Net cash used in investing activities	(2,298)	(13,934)
Cash flows from financing activities:
Borrowings from long-term debt	10,000	62,951
Payments on long-term debt	(4,123)	(42,527)
Debt issuance costs	(90)	(318)
Payment of preferred stock dividend	(5,694)	(3,768)
Payment of promissory note liability	(3,392)	(3,467)
Payments of contingent consideration	(500)	—
Payments for taxes related to net share settlement of restricted share units	(2,296)	—
Proceeds from issuance of common stock in connection with stock-based compensation pla	122	74
Payments for tax receivable agreement	—	(2,267)
Payments for distributions to Pre-IPO LLC Members	(483)	(6,979)
Payment received from shareholder	—	14
Reimbursement from shareholder	(162)	—

Net cash provided by (used in) financing activities	(6,618)	3,713

Increase in cash, cash equivalents and restricted cash	8,724	680
Cash, cash equivalents and restricted cash, beginning of period	32,739	37,094

Cash, cash equivalents and restricted cash, end of period	$41,463	$37,774

Xponential Fitness, Inc.

Net Income (Loss) to GAAP EPS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Numerator:
Net loss attributable to XPO Inc.	$(6,746)	$(18,149)	$(8,059)	$(36,242)
Less: net loss attributable to noncontrolling interests	2,419	4,635	3,879	14,182
Less: dividends on preferred shares	(1,898)	(1,898)	(5,694)	(5,911)
Less: deemed contribution (dividend)	—	6,094	—	—

Net loss attributable to XPO Inc. - basic and diluted	(6,225)	(9,318)	(9,874)	(27,971)
Denominator:
Weighted average shares of Class A common stock outstanding - basic and diluted	35,110	32,177	34,669	31,704
Net loss per share attributable to Class A common stock - basic	$(0.18)	$(0.29)	$(0.28)	$(0.88)
Net loss per share attributable to Class A common stock - diluted	$(0.18)	$(0.29)	$(0.28)	$(0.88)
Anti-dilutive shares excluded from diluted loss per share of Class A common stock:
Restricted stock units	1,834	2,077	1,834	2,077
Conversion of Class B common stock to Class A common stock	13,663	16,016	13,663	16,016
Convertible preferred stock	8,112	8,112	8,112	8,112
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(6,746)	$(18,149)	$(8,059)	$(36,242)
Interest expense, net	11,823	11,362	34,866	33,413
Income taxes	266	131	1,063	216
Depreciation and amortization	3,679	4,226	9,608	13,179

EBITDA	9,022	(2,430)	37,478	10,566
Equity-based compensation	2,394	4,983	8,341	13,121
Employer payroll taxes related to equity-based compensation	11	(7)	270	415
Acquisition and transaction expenses (income)	3,071	3,664	(7,482)	6,962
Litigation expenses (benefit)	(2,926)	10,435	8,342	14,521
Financial transaction fees and related expenses	30	—	472	620
TRA remeasurement	(644)	51	1,331	913
Impairment of goodwill and other noncurrent assets	17,568	4,505	32,411	16,594
Loss and expenses due to brand divestitures and wind down (excluding impairments)	3,919	408	4,000	1,272
Executive transition costs	7	—	7	690
Non-recurring rebranding expenses	—	—	—	331
Transformation initiative costs	(15)	—	874	—
Other income	(1,133)	—	(1,133)	—
Restructuring and related charges (excluding impairments)	2,175	9,193	3,993	19,403

Adjusted EBITDA	$33,479	$30,802	$88,904	$85,408

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net loss	$(6,746)	$(18,149)	$(8,059)	$(36,242)
Acquisition and transaction expenses (income)	3,071	3,664	(7,482)	6,962
TRA remeasurement	(644)	51	1,331	913
Impairment of goodwill and other noncurrent assets	17,568	4,505	32,411	16,594
Loss and expenses due to brand divestitures and wind down (excluding impairments)	3,919	408	4,000	1,272
Restructuring and related charges (excluding impairments)	2,175	9,193	3,993	19,403

Adjusted net income (loss)	$19,343	$(328)	$26,194	$8,902

Adjusted net income (loss) attributable to noncontrolling interest	5,419	(109)	7,205	3,085
Adjusted net income (loss) attributable to Xponential Fitness, Inc.	13,924	(219)	18,989	5,817
Dividends on preferred shares	(1,366)	(1,267)	(4,061)	(3,908)

Adjusted earnings (loss) per share - basic numerator	$12,558	$(1,486)	$14,928	$1,909

Add: Adjusted net income attributable to noncontrolling interest	5,419	—	7,205	3,085
Add: Dividends on preferred shares	1,366	—	4,061	3,908

Adjusted earnings (loss) per share - diluted numerator	$19,343	$(1,486)	$26,194	$8,902

Adjusted net earnings (loss) per share - basic	$0.36	$(0.05)	$0.43	$0.06
Weighted average shares of Class A common stock outstanding - basic	35,110	32,177	34,669	31,704
Adjusted net earnings (loss) per share - diluted	$0.34	$(0.05)	$0.46	$0.16
Effect of dilutive securities:
Convertible preferred stock	8,112	—	8,112	8,112
Conversion of Class B common stock to Class A common stock	13,664	—	13,928	16,242

Weighted average shares of Class A common stock outstanding - diluted	56,886	32,177	56,709	56,058
Shares excluded from adjusted dilutive earnings per share of Class A common stock
Restricted stock units	1,834	2,077	1,834	2,077
Convertible preferred stock	—	8,112	—	—
Conversion of Class B common stock to Class A common stock	—	16,016	—	—
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily attributable to Rumble.

Footnotes

1. System-wide sales represent gross sales by all North America studios. System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

2. AUV is calculated by dividing sales during the applicable period for all studios contributing to AUV by the number of studios contributing to AUV. All traditional studio locations in North America are included in the AUV calculation, so long as they meet certain time since opening and sales criteria (as defined immediately below). In particular, AUV (LTM as of period end) and Quarterly AUV (run rate) are calculated as follows:

•

AUV (LTM as of period end) consists of the average sales for the trailing 12 calendar months for all traditional studio locations in North America that opened at least 13 calendar months ago as of the measurement date and that have generated positive sales for each of the last 13 calendar months as of the measurement date.

•

Quarterly AUV (run rate) consists of average quarterly sales for all traditional studio locations in North America that had opened at least six calendar months ago as of the beginning of the respective quarter, and that have non-zero sales in the respective quarter (including nominal or negative sales figures; the only figures excluded are exact $0 amounts in the quarter), multiplied by four.

We measure sales for AUV based solely upon monthly sales as derived through the designated point-of-sale system. AUV is impacted by changes in same store sales, studio openings, and studio closures. Management reviews AUV to assess studio economics.

3. The accompanying financial information for the three and nine months ended September 30, 2024, has been corrected from amounts previously reported. The details of the corrections of 2024 financials will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

4. Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales to include monthly sales for any traditional studio location in North America. If the studio has generated at least 13 months of consecutive positive sales and opened at least 13 calendars months ago as of any month within the measurement period, the respective comparable months will be included. We measure same store sales based solely upon monthly sales as derived through the designated point-of-sale system. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

5. Adjusted net income (loss) is a non-GAAP financial measure that excludes certain amounts and is used to supplement net income (loss). Adjusted net income (loss) assumes that all net income (loss) is attributable to Xponential Fitness, Inc., which assumes the full exchange of all outstanding Class B common stock for shares of Class A common stock of Xponential Fitness, Inc., adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. Adjusted net income (loss) per share, diluted, is calculated by dividing adjusted net income (loss) by the total weighted-average shares of Class A common stock outstanding plus any dilutive securities and assuming the full conversion of all outstanding Class B common stock. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds.

6. We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration and transaction bonuses), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business net of insurance reimbursements), fees for financial transactions, such as secondary public offering expenses for which we do not receive proceeds (including bonuses paid to executives related to completion of such transactions) and other contemplated corporate transactions, expense related to the remeasurement of our TRA obligation, expense related to loss on impairment or write down of goodwill and other noncurrent assets, loss and expenses related to brand divestitures and wind down (including expenses directly related to the divested or wound down brands for arrangements that existed prior to divestiture or wind down), transformation initiative costs (primarily consisting of third-party professional consulting fees related to modifications of our business strategy and cost saving initiatives), other income (consisting of royalties received from divested brands), and restructuring and related charges incurred in connection with our restructuring plan that we do not believe reflect our underlying business performance and affect comparability.